Exhibit 1.1

Execution Version

30,000,000 Common Shares

KOSMOS ENERGY LTD.

UNDERWRITING AGREEMENT

February 14, 2013

CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE SECURITIES (USA) LLC,
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Dear Sirs:

1.  Introductory. The shareholders listed as Sponsor Selling Shareholders on Schedule A-1 hereto (the “Sponsor Selling Shareholders”) and the shareholders listed as Management Selling Shareholders on Schedule A-2 hereto (the “Management Selling Shareholders” and, together with the Sponsor Selling Shareholders, the “Selling Shareholders”) agree, severally, to sell to the several underwriters named in Schedule B hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as Representatives (collectively, the “Representatives”), 30,000,000 common shares, par value $0.01 per share (the “Securities”), of Kosmos Energy Ltd., a Bermuda exempted company (the “Company”) (such Securities are hereinafter referred to as the “Firm Securities”), and also agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 4,500,000 additional outstanding common shares (“Optional Securities”) of the Company’s Securities, as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.  Representations and Warranties of the Company and the Selling Shareholders.  (a) The Company represents and warrants to, and agrees with, the several Underwriters and each of the Selling Shareholders that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-182280) covering the registration of the Offered Securities under the Act, including a related prospectus or prospectuses, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information”, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information”, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:45 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus related to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Securities Act Requirements.  (A) (1) At the time the Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (3) at the Effective Time relating to the Offered Securities and (4) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, (B) (1) on its date, (2) at the time of filing of the Final Prospectus pursuant to Rule 424(b), and (3) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being

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understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)  Automatic Shelf Registration Statement.

(A)          Well-Known Seasoned Issuer Status. (1) At the time of initial filing of the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(B)          Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405.  If immediately prior to the Renewal Deadline, any of the Offered Securities remain unsold by the Representatives, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(C)          Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Representatives the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(D)          Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(iv)  Ineligible Issuer Status.  (A) At the earliest time after the filing of the Registration Statement that an offering participant made a bona fide offer (within the meaning of Rule

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164(h)(2) under the Act) of the Offered Securities and (B) on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, the preliminary prospectus supplement, dated February 14, 2013, including the base prospectus, dated June 22, 2012 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement, which supplements or amends the preliminary prospectus supplement, to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vii) Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing as a foreign

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corporation would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(viii) Subsidiaries.  Each subsidiary of the Company has been duly incorporated, formed or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital shares of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital shares of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than pledges of such shares in connection with the Company’s commercial debt facility or revolving credit facility.

(ix) Offered Securities.  The Offered Securities and all other outstanding shares in the capital of the Company have been duly authorized; the authorized share capital of the Company is as set forth in the General Disclosure Package; all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the issued and outstanding shares of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(x) No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi) Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”).

(xii) Listing.  The Offered Securities have been listed on The New York Stock Exchange.

(xiii) Absence of Further Requirements.  No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (a) such as have been obtained or made and such as may be required under state securities laws or (b) as may be required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xiv) Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have (i) legal, valid and defensible title to the interests in the oil and natural gas properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (ii) good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or

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provisions that would materially interfere with the use made or currently proposed to be made thereof by them in each case, other than pledges of shares under, or otherwise pursuant to, the Company’s commercial debt facility or revolving credit facility.

(xv) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the offering and sale of the Offered Securities will not, result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; except, in the case of clauses (ii) and (iii), where any such breach, violation or default would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective memorandum of association, charter or bye-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii) Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xviii) Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and except as disclosed in the General Disclosure Package, have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xix) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(xx) Possession of Intellectual Property.  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi) Environmental Laws.  Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under,

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any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of hazardous substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to hazardous substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site or any formerly owned or occupied real property, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) — (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (b) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (c) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; (d) the Company has evaluated the effects, including associated costs and liabilities, of Environmental Laws on the business, properties and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect; and (e) neither the Company nor any of its subsidiaries is subject to any pending proceeding under Environmental Laws, and no such proceeding is known by the Company to be contemplated, to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.  For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxii)  Accurate Disclosure.  The statements in (A) the General Disclosure Package and the Final Prospectus under the headings “Certain Tax Considerations” and “Description of Share Capital” and (B) the Company’s annual report on Form 10-K for the year ended December 31, 2011 under the headings “Business—Environmental Matters” and “Business—Other Regulation of the Oil and Gas Industry” and (C) the Company’s proxy statement for its 2012 annual meeting under the heading “Certain Relationships and Related Party Transactions”, in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, and subject to the assumptions, conditions and limitations set forth therein, are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiii) Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxiv)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

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(xxv)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences , (v) unauthorized acquisitions, use or dispositions of the Company’s assets that could have a material effect on the consolidated financial statements are prevented or timely detected and (vi) the interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement is materially accurate in all respects.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  Except as set forth in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxvi)  Absence of Accounting Issues.  Except as set forth in the General Disclosure Package, no member of the Audit Committee has informed the Company that the Audit Committee is reviewing or investigating, or that the Company’s independent auditors or its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxvii) Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxviii) Financial Statements.  The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect

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to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxix) No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxx)  Investment Company Act.  The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxi)  Ratings.  If applicable to the Company, no “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(c)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxii)  PFIC Status.  Based on management estimates and projections of future operations and revenue, the Company does not believe that it will be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its current taxable year and does not expect to become a PFIC in the foreseeable future.

(xxxiii)  OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company, to its knowledge after due inquiry, will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv)  Anti-corruption Laws; Money Laundering Laws; Sanctions.  Except as disclosed in the General Disclosure Package, each of the Company, its subsidiaries, and to the Company’s knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents, employees, and any other persons acting on its behalf, is not aware of, has not taken, and will not take any action, directly or indirectly, including its participation in the offering, that violates the following laws, has instituted and maintains policies and procedures whose effects are designed to ensure continued compliance with each of the following laws, and has maintained, and will continue to maintain, books and records as required by, and that ensure continued compliance with, each of the following laws: (a) anti-corruption laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term in defined in the FCPA) or any foreign political party or official

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thereof or any candidate for foreign political office, in contravention of the FCPA, or any other law, rule or regulation of similar purpose and scope applicable to the operations of the Company, its subsidiaries or its affiliates, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(xxxv)  Taxes.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvi)  Insurance.  The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are customary for the industry and geographic location in which they participate; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as set forth in or contemplated in the General Disclosure Package.

(xxxvii)  Independent Petroleum Engineers.  Netherland, Sewell & Associates, Inc. (“NSAI”), who has delivered the letter referenced in Section 7(i) hereof (the “NSAI Letter”), was, as of the dates of the reports referenced in such letter, and is, as of the date hereof, an independent engineering firm with respect to the Company.

(xxxviii)  Information Underlying NSAI Reports.  The factual information underlying the estimates of the Company’s oil and natural gas reserves and resources, which was supplied by the Company to NSAI for the purposes of preparing the reserve and resource reports and estimates of the Company and preparing the NSAI Letter, including, without limitation, costs of operation and development and agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than intervening market commodity price fluctuations, and except as disclosed in the General Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in the estimates of the Company’s oil and natural gas resources, or the present value

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of future net cash flows therefrom, as reflected in the reports referenced in the NSAI Letter; the Company has no reason to believe that such estimates do not fairly reflect the oil and natural gas resources of the Company as of the dates indicated in each Registration Statement, the General Disclosure Package and the Final Prospectus (other than, in all cases, updates to previous reports prepared by NSAI and disclosed to the Representatives).

(xxxix)  XBRL Language.  The interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xl)  Auditor Independence.  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(xli)  Payments in Foreign Currency.  Except as disclosed in the General Disclosure Package, under current laws and regulations of Bermuda and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Bermuda dollars that may be converted into foreign currency and freely transferred out of Bermuda and all such payments made to holders thereof or therein who are non-residents of Bermuda will not be subject to income, withholding or other taxes under laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or any political subdivision or taxing authority thereof or therein.

(b)  Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i) Title to Securities.  Such Selling Shareholder (x) has, and immediately prior to each Closing Date (as defined in Section 3 hereof) will have, (i) valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date or (ii) a valid “security entitlement” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) in respect of such Offered Securities, and (y) has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities (or security entitlements in respect of such Offered Securities) to be delivered by such Selling Shareholder on such Closing Date hereunder free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims arising under this Agreement.

(ii)  Delivery, DTC.  Upon payment of the purchase price for the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of certificates representing such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), together with a valid indorsement of such certificates to DTC or in blank, registration of such Offered Securities in the name of Cede or such other nominee and the crediting by book entry of such Offered Securities on the books of DTC to securities accounts (within the meaning of Section 8-501 of New York UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Offered Securities or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the New York UCC, (ii) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102 of the New York UCC) in respect of such Offered Securities, and (iii) to the extent governed by the provisions of Section 8-502 of the New York UCC, no action based on

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an “adverse claim” (as defined in Section 8-102 of the New York UCC) to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; it being understood that for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (A) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s constituent documents and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC,(C) appropriate book entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the New York UCC, (D) to the extent DTC, or any other securities intermediary which acts as a “clearing corporation” with respect to the Offered Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (E) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (F) if at any time DTC or other securities intermediary does not have sufficient Common Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Common Shares then held by DTC or such securities intermediary.

(iii)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Sponsor Selling Shareholder for the consummation of the transactions contemplated by this Agreement or made by such Management Selling Shareholder for the consummation of the transactions contemplated by this Agreement and the Power of Attorney and Custody Agreement (as defined below) in connection with the offering and sale of the Offered Securities sold by such Selling Shareholder, except (A) such as have been obtained and made under the Act and (B) such as may be required under the Exchange Act or the rules and regulations thereunder, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of FINRA or The New York Stock Exchange.

(iv)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Sponsor Selling Shareholders of this Agreement and the execution, delivery and performance by the Management Selling Shareholders of this Agreement and the Power of Attorney and Custody Agreement, and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to any (A) statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties, (B) any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or (C) the charter or by-laws or analogous constituent documents of such Selling Shareholder that is not a natural person, except in the case of clauses (A) and (B) above, for such violations that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder; provided that no representation or warranty is made in this paragraph (iv) with respect to the antifraud provisions of the federal or state securities laws

(v)  Accurate Disclosure.  (A) On its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such representation and warranty made in this subsection (v) applies only to statements or omissions made in reliance upon and in conformity with the Selling Shareholder Information.  As used in this Agreement, the “Selling Shareholder Information” means information relating to a Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package or the

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Final Prospectus, it being understood and agreed that the only Selling Shareholder Information so furnished by such Selling Shareholder consists solely of the name and address of such Selling Shareholder, the number of shares owned and the number of shares proposed to be sold by such Selling Shareholder, and the information about such Selling Shareholder appearing in the text corresponding to the footnote adjacent to such Selling Shareholder’s name on pages S-11 to and including S-14 under the caption “Selling Shareholders” in the General Disclosure Package and the Final Prospectus or any amendments or supplements thereto.

(vi)  Authorization of Agreements.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.  The Power of Attorney appointing the Attorneys-in-Fact specified therein (each, an “Attorney-in-Fact”) and Custody Agreement of each Management Selling Shareholder, in the form heretofore furnished to the Representatives (each, the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Management Selling Shareholder and, assuming the authorization, execution and delivery by the other parties thereto, is the valid and binding agreement of such Management Selling Shareholder.

(vii)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(viii) Absence of Manipulation.  Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ix)  No Free Writing Prospectuses.  Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities in violation of the Act or the regulations thereunder.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Shareholder agrees, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $10.5875 per share, that number of Firm Securities obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule A hereto, as the case may be, by a fraction, the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Selling Shareholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives as specified by the Sponsor Selling Shareholders or the Attorney-in-Fact, as the case may be, to the Representatives at least 24 hours prior to the First Closing Date (as defined below), at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 9:00 A.M., New York time, on February 21, 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Shearman & Sterling LLP described above at least 24 hours prior to the First Closing Date.

In addition, upon not less than one business day written notice from the Representatives given to the

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Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities.  The Selling Shareholders agree to sell, severally and not jointly, to the Underwriters the respective number of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Shareholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of the several Underwriters in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Shareholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Selling Shareholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives as specified by the Selling Shareholders at the office of Shearman & Sterling LLP described above.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Shearman & Sterling LLP described above at a reasonable time in advance of such Optional Closing Date.

Without limiting the applicability of Section 3 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Offered Securities being sold by a Selling Shareholder, the Offered Securities being sold to such Underwriter shall not include any Common Shares attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

Certificates in negotiable form for (or book-entry credits representing, as the case may be) the Offered Securities to be sold by the Management Selling Shareholders hereunder have been placed in custody, for delivery hereunder, pursuant to the Power of Attorney and Custody Agreement.  Each Management Selling Shareholder agrees that the securities represented by the certificates (or book-entry credits, as the case may be) held in custody for the Management Selling Shareholders under the Power of Attorney and Custody Agreement are subject to the interests of the Underwriters, that the arrangements made by the Management Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Management Selling Shareholders made herein and in the Power of Attorney and Custody Agreement shall not be terminated by operation of law, whether by the death of any individual Management Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Management Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities, certificates (or book-entry credits, as the case may be) for such Offering Securities shall be delivered pursuant to the Power of Attorney and Custody Agreement as if such death or other event or termination had not occurred.

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4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company and the Selling Shareholders. The Company agrees with the several Underwriters and the Selling Shareholders that:

(a)  Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus), in a form approved by the Representatives, pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  The Company has complied and will comply with Rule 433.

(b)  Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without providing the Representatives a reasonable opportunity to consent (other than by filing documents under the Exchange Act that are incorporated by reference therein); provided that in the case of filing documents under the Exchange Act that are incorporated by reference prior to the last day on which the Optional Securities may be purchased pursuant to Section 3 hereof or, if earlier, the Closing Date on which all Offered Securities have been purchased (the “Cut-Off Date”), the Representatives shall have previously been furnished a copy of the proposed amendment or supplement); and the Company will also advise the Representatives promptly of (i) the filing and effectiveness of any amendment or supplement of the Registration Statement or any Statutory Prospectus prior to the Cut-Off Date, (ii) any request by the Commission or its staff prior to the Cut-Off Date for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission prior to the Cut-Off Date of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Notice of Material Changes.  Such Selling Shareholder will advise the Representatives promptly, and if requested by the Representatives, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in Selling Shareholder Information.

(d)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(e)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a

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period of at least 12 months beginning after the Effective Time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f)  Furnishing of Prospectuses.  The Company will furnish to the Representatives signed copies of the Registration Statement (including all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement unless otherwise agreed by the Representatives.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)  Blue Sky Qualifications.  The Company will cooperate with the Representatives for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and to continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)  Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) for a period of one year hereafter, such other information concerning the Company as the Representatives may reasonably request (as long as such information is not publicly available at an insignificant cost).  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, it is not required to furnish such reports or statements to the Underwriters.

(i)  Payment of Expenses.  The Company agrees with the several Underwriters that the Company will pay all expenses incidental to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA (if any) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including 50% of the costs of the chartering of airplanes, the fees and expenses incident to listing the Offered Securities on The New York Stock Exchange and other national and foreign exchanges, and (v) the expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for the expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  Except as otherwise provided by this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel.

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(j) [Reserved].

(k) Absence of Manipulation.  The Company and the Selling Shareholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l)  Taxes.  The Selling Shareholders will, severally and not jointly, indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax arising under laws other than those of the United States, including any interest and penalties, on the sale or transfer of the Offered Securities to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by each Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless each Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(m)  Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase, or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives.  These restrictions in this Section 5(m) shall not apply to (A) grants of restricted shares, restricted stock units, share options or other equity grants in accordance with the terms of an incentive plan existing on the Closing Date and described in the General Disclosure Package and the Final Prospectus, (B) the issuance of Securities upon the exercise of an option or warrant or the conversion of a security granted under an incentive plan existing on the Closing Date and described in the General Disclosure Package and the Final Prospectus and the exercise of such grants thereof; and (C) the filing of a registration statement on Form S-8 relating to the offering of Securities in accordance with the terms of an incentive plan existing on the Closing Date and described in the General Disclosure Package and the Final Prospectus; and (D) the registration of Securities pursuant to the terms of registration rights granted prior to the Company’s initial public offering and existing on the Closing Date.

6.  Free Writing Prospectuses. The Company and the Selling Shareholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

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7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance acceptable to the Representatives.

(b)  Filing of Prospectuses.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the sole judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on The New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the sole judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinions of Counsels for the Company.  The Representatives shall have received (i) an opinion and 10b-5 letter, each dated such Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel for the Company and special counsel to the Management Selling Shareholders, in the form of Schedule F hereto, (ii) an opinion, dated such Closing Date, of Conyers Dill & Pearman Limited, Bermuda counsel to the Company, in the form of Schedule G hereto, (iii) an opinion, dated such Closing Date, of Kojo Bentsi-Enchill, Ghanaian counsel to the Company, in the form of Schedule H hereto and (iv) an opinion, dated such Closing Date, of Jason E. Doughty, Esq., General Counsel of the Company, in the form of Schedule I hereto.

(e)  Opinions of Counsels for the Selling Shareholders.  The Representatives shall have received (i) an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Selling Shareholders consisting of affiliates of The Blackstone Group L.P. listed on Schedule A-1 hereto (the “Blackstone Selling Shareholders”), in the form of Schedule J-1 hereto, (ii) an opinion, dated such Closing Date, of Walkers, Cayman counsel for the Blackstone Selling Shareholders, in the form of Schedule J-2 hereto, (iii) an opinion, dated such Closing Date, of Vinson & Elkins, LLP, counsel for the Selling Shareholders consisting of affiliates of Warburg Pincus LLP

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listed on Schedule A-1 hereto (the “Warburg Pincus Selling Shareholders”), in the form of Schedule J-3 hereto, (iii) an opinion, dated such Closing Date, of Jordan, Houser & Flournoy, LLP, Texas counsel for MBG Daddyrabbit, L.P., in the form of Schedule J-4 hereto, (iv) an opinion, dated such Closing Date, of Jordan, Houser & Flournoy, LLP, Texas counsel for Alaminos, L.P., in the form of Schedule J-5 hereto and (v) an opinion, dated such Closing Date, of Thompson & Knight LLP, Texas counsel for 2008 Carnegie, Ltd., in the form of Schedule J-6 hereto.

(f) Opinion of Counsel for Underwriters.  The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)  Officers’ Certificates.  The Representatives shall have received a certificate, dated such Closing Date, (i) of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (A) the representations and warranties of the Company in this Agreement are true and correct; (B) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (C) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, (D) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate; (ii) a certificate of an Attorney in Fact on behalf of each Management Selling Shareholder, dated the Closing Time, to the effect that (A) the representations and warranties of each Management Selling Shareholder in this Agreement, the Power of Attorney and Custody Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (B) each Management Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed under this Agreement, the Power of Attorney and Custody Agreement at or prior to the Closing Time; and (iii) a certificate of an authorized person on behalf of each Sponsor Selling Shareholder, dated the Closing Time, to the effect that (A) the representations and warranties of each Sponsor Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (B) each Sponsor Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h)  Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received signed lockup letters from each of the persons listed in Schedule E hereto.

(i)  NSAI Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of NSAI, in the form of Schedule D hereto.

(j)  Delivery of W-8 or W-9.  Each Selling Shareholder shall have delivered to the Representatives, at least 24 hours prior to the First Closing Date, a properly completed and signed IRS Form W-8 or IRS Form W-9, as appropriate, together with all required amendments to such form.

The Company and the Selling Shareholder will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

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8.  Indemnification and Contribution.  (a) Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with (i) written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) any Selling Shareholder Information with respect to that Selling Shareholder.

(b)  Indemnification of Underwriters by Selling Shareholders.  The Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with the Selling Shareholder Information with respect to that Selling Shareholder, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate proceeds (less underwriters’ discounts and commissions, but before other expenses) to such Selling Shareholder from the Offered Securities sold by such Selling Shareholder.

(c)  Indemnification of Company and the Selling Shareholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Shareholder and each person, if any, who controls a selling shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue

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statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figures appearing in the fourth paragraph under the caption “Underwriting”, the information contained under the caption “Underwriting (Conflicts of Interest) — Conflicts of Interest” with respect to sales to discretionary accounts, and the information contained under the caption “Underwriting (Conflicts of Intererest) — Price Stabilization, Short Positions and Penalty Bids”.

(d)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand ,and the Underwriters, on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (less underwriting discounts and commissions but before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses

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reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (1) no Selling Shareholder shall be required to contribute pursuant to this subsection (e), (i) unless such Selling Shareholder would have had indemnification obligations pursuant to subsection (b) above or (ii) any amount in excess of the amount by which such Selling Shareholder’s aggregate proceeds (less underwriter’s discounts and commissions, but before other expenses) received by it from the sale of the Offered Securities pursuant to this Agreement exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (2) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).  No Selling Shareholder shall have any liability under Section 8(b) and this Section 8(e), in the aggregate, in excess of such Selling Shareholder’s aggregate proceeds (less underwriting discounts and commissions, but before deducting expenses) received by it from the sale of the Offered Securities pursuant to this Agreement.

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, and the Company and the Selling Shareholders or the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company or the Selling Shareholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders and the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in

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Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telefaxed and confirmed to the Representatives at Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, (fax:  (212) 816-7912), Attention: General Counsel; and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD; with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, Attention: David J. Beveridge, Esq., or, if sent to the Company or a Management Selling Shareholder, will be mailed or delivered and confirmed to it at Kosmos Energy Ltd., c/o Kosmos Energy, LLC, 8176 Park Lane, Suite 500, Dallas, TX 75231, Attention: General Counsel, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, Attention: Richard D. Truesdell, Jr., Esq; or, if sent to any Sponsor Selling Shareholder will be mailed, delivered or telegraphed and confirmed to them at the address set forth in the applicable footnote to the table under the heading “Selling Shareholders” in the Final Prospectus, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attention: Joshua F. Bonnie, Esq., in the case of the Blackstone Selling Shareholders, or c/o Warburg Pincus LLC, attention: General Counsel, 450 Lexington Avenue, New York, NY 10017, in the case of the Warburg Pincus Selling Shareholders; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  Each of the Company and each Selling Shareholder acknowledges and agrees that:

(a)  No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Shareholders on other matters;

(b) Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the

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Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16.  Patriot Act Notice.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company and the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The obligations of the Company and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders, as applicable, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Selling Shareholders, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

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If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and the Selling Shareholders one of the counterparts hereof, whereupon it will become a binding agreement, among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
	Name:	W. Greg Dunlevy
	Title:	Executive Vice President and Chief Financial Officer

Underwriting Agreement Signature Page

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV L.P.

BY: BLACKSTONE MANAGEMENT ASSOCIATES (CAYMAN) IV L.P., ITS GENERAL PARTNER

BY: BCP IV GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME: DAVID I. FOLEY
TITLE: SENIOR MANAGING DIRECTOR

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV-A L.P.

BY: BLACKSTONE MANAGEMENT ASSOCIATES (CAYMAN) IV L.P., ITS GENERAL PARTNER

BY: BCP IV GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME:	DAVID I. FOLEY
TITLE:	SENIOR MANAGING DIRECTOR

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) IV-A L.P.

BY: BCP IV GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME:	DAVID I. FOLEY
TITLE:	SENIOR MANAGING DIRECTOR

BLACKSTONE PARTICIPATION PARTNERSHIP (CAYMAN) IV L.P.

BY: BCP IV GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME:	DAVID I. FOLEY
TITLE:	SENIOR MANAGING DIRECTOR

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) IV-A SMD L.P.

BY: BLACKSTONE FAMILY GP L.L.C., ITS GENERAL PARTNER

BY:	/s/ David I. Foley
NAME:	DAVID I. FOLEY
TITLE:	SENIOR MANAGING DIRECTOR

Underwriting Agreement Signature Page

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name:	David Krieger
Title:	Partner

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name:	David Krieger
Title:	Partner

WP-WPIP INVESTORS, L.P.

By:	WP-WPIP Investors LLC, its General Partner

By:	Warburg Pincus Partners LLC, its Sole Member

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name:	David Krieger
Title:	Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name:	David Krieger
Title:	Partner

WARBURG PINCUS NETHERLANDS PRIVATE
EQUITY VIII I, C.V.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name:	David Krieger
Title:	Partner

Underwriting Agreement Signature Page

WP-WPVIII INVESTORS, L.P.

By:	WP-WPVIII Investors LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David Krieger
Name:	David Krieger
Title:	Partner

BRIAN F. MAXTED

By:	/s/ Jason E. Doughty
Name:	Jason E. Doughty
Title:	Attorney-in-Fact

W. GREG DUNLEVY

By:	/s/ Jason E. Doughty
Name:	Jason E. Doughty
Title:	Attorney-in-Fact

2008 CARNEGIE, LTD.

By:	/s/ Jason E. Doughty
Name:	Jason E. Doughty
Title:	Attorney-in-Fact

PAUL DAILLY

By:	/s/ Jason E. Doughty
Name:	Jason E. Doughty
Title:	Attorney-in-Fact

WILLIAM S. HAYES

By:	/s/ Jason E. Doughty
Name:	Jason E. Doughty
Title:	Attorney-in-Fact

MARVIN M. GARRETT

By:	/s/ Jason E. Doughty
Name:	Jason E. Doughty
Title:	Attorney-in-Fact

Underwriting Agreement Signature Page

MBG DADDYRABBIT, L.P.

By:	/s/ Jason E. Doughty
Name:	Jason E. Doughty
Title:	Attorney-in-Fact

ALAMINOS, L.P.

By:	/s/ Jason E. Doughty
Name:	Jason E. Doughty
Title:	Attorney-in-Fact

Underwriting Agreement Signature Page

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Dylan C. Tornay
	Name:	Dylan C. Tornay
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Robert Santangelo
	Name:	Robert Santangelo
	Title:	Managing Director

Acting on behalf of themselves and as Representatives of the Several Underwriters.

Underwriting Agreement Signature Page

SCHEDULE A-1

Sponsor Selling Shareholders	Number of Firm Securities to be Sold
Blackstone Capital Partners (Cayman) IV L.P.	11,555,266
Blackstone Capital Partners (Cayman) IV-A L.P.	188,444
Blackstone Family Investment Partnership (Cayman) IV-A L.P.	304,796
Blackstone Participation Partnership (Cayman) IV L.P.	34,362
Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P.	253,071
Warburg Pincus Private Equity VIII, L.P.	7,305,695
Warburg Pincus Netherlands Private Equity VIII I, C.V.	211,759
WP-WPVIII Investors, L.P.	21,176
Warburg Pincus International Partners, L.P.	7,225,929
Warburg Pincus Netherlands International Partners I, C.V.	301,545
WP-WPIP Investors, L.P.	11,157
Total	27,413,200

A-1-1

SCHEDULE A-2

Management Selling Shareholders	Number of Firm Securities to be Sold
Brian F. Maxted	1,061,461
W. Greg Dunlevy	540,439
2008 Carnegie, Ltd.	180,146
Paul Dailly	579,408
William S. Hayes	80,000
Marvin M. Garrett	50,000
MBG DaddyRabbit, L.P.	53,726
Alaminos, L.P.	41,620
Total	2,586,800

A-2-1

SCHEDULE B

Underwriters	Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.	8,550,000
Credit Suisse Securities (USA) LLC	8,550,000
Barclays Capital Inc.	5,400,000
BNP Paribas Securities Corp.	1,200,000
HSBC Securities (USA) Inc.	1,200,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,200,000
SG Americas Securities, LLC	1,200,000
Blackstone Advisory Partners L.P.	900,000
Credit Agricole Securities (USA) Inc.	375,000
Natixis Securities Americas LLC	150,000
Scotia Capital (USA) Inc.	450,000
Standard Chartered Securities (Hong Kong) Limited	450,000
Standard Bank Plc	375,000
Total	30,000,000

B-1

SCHEDULE C

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.              Other Information Included in the General Disclosure Package

The following information, conveyed orally, is also included in the General Disclosure Package:

Price to Public: $11.00 per share

Number of Securities Sold: 30,000,000

C-1

SCHEDULE D

FORM OF LETTER OF
NETHERLAND, SEWELL & ASSOCIATES, INC.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC,

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter, which is written at the request of Kosmos Energy Ltd. (together with Kosmos Energy Holdings, the “Company”), is being delivered to the underwriters, pursuant to the terms of an underwriting agreement between the Company, the selling shareholders named on Schedule A, thereto the “selling sharesholders”, and the underwriters, named in Schedule B, thereto the “underwritters”, relating to the public offering of 30,000,000 common shares of the Company (the “Securities”), which are being offered by the selling shareholders pursuant to the Preliminary Prospectus dated February 1, 2013 (the “Preliminary Prospectus”).

Netherland, Sewell & Associates, Inc. (NSAI) issued the following report as of February 1, 2013:

A.            Estimate of Reserves and Future Revenue to the Kosmos Energy Interest in Jubilee Field Phase 1 Development Unit Area located in the West Cape Three Points and Deepwater Tano License Areas, offshore Ghana, as of December 31, 2012, dated January 28, 2013 (the “Reserves Report”).

The Reserves Report presents our conclusions regarding our estimates of the reserves attributable to interests of the Company, as of December 31, 2012.

In connection with the foregoing, we hereby inform you as follows:

1.              As of the date of this letter and as of the date of the NSAI Reserves Report, we are and were independent reserves engineers with respect to the Company as provided in the standards pertaining to the estimating and auditing of oil and gas reserves information promulgated by the Petroleum Resources Management System (PRMS) approved in March 2007 by the Society of Petroleum Engineers (SPE), the World Petroleum Council, the American Association of Petroleum Geologists, and the Society of Petroleum Evaluation Engineers. Neither we, nor to our knowledge, any of our employees, officers, or directors, own interests in the oil and gas properties included in the NSAI Reserves Report. We have not been employed by the Company on a contingent basis.

2.              The estimates of the Company’s reserves contained in the NSAI Reserves Report were prepared in accordance with the definitions and guidelines and of the U.S. Securities and Exchange Commission (SEC).

3.              The document included herewith as Exhibit A is a true, correct, and complete copy of our Reserves Report.

This letter has been prepared at the request of the Company, and it has represented that this letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Preliminary Prospectus, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration,

D-1

purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Preliminary Prospectus or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Prospectus.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:

Date Signed: February 1, 2013

D-2

SCHEDULE E

LIST OF PERSONS SUBJECT TO LOCK-UP AGREEMENTS
PURSUANT TO SECTION 7(h)

Officers

Brian F. Maxted

W. Greg Dunlevy

Paul M. Nobel

Darrel McKenna

Paul Dailly

Jason E. Doughty

Marvin M. Garrett

Ty Gaston

William S. Hayes

Eric Haas

Directors

John R. Kemp III

David I. Foley

David B. Krieger

Joseph P. Landy

Prakash A. Melwani

Adebayo O. Ogunlesi

Chris Tong

Christopher A. Wright

Lars H. Thunell

Sir Richard B. Dearlove

Sponsors

Blackstone Capital Partners (Cayman) IV L.P.

Blackstone Capital Partners (Cayman) IV-A L.P.

Blackstone Family Investment Partnership (Cayman) IV-A L.P.

Blackstone Participation Partnership (Cayman) IV L.P.

Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P.

Warburg Pincus International Partners, L.P.

Warburg Pincus Netherlands International Partners I, C.V.

WP-WPIP Investors, L.P.

Warburg Pincus Private Equity VIII, L.P.

Warburg Pincus Netherlands Private Equity VIII I, C.V.

WP-WPVIII Investors, L.P.

E-1

SCHEDULE F

FORM OF OPINION OF
DAVIS POLK & WARDWELL LLP

February [•], 2013

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

as Representatives of the Several Underwriters named in

Schedule B to the Underwriting Agreement referred to below

c/o Citigroup Global Markets Inc.

388 Greenwich Street,

New York, N.Y. 10013

Ladies and Gentlemen:

We have acted as special counsel for Kosmos Energy Ltd., an exempted company incorporated pursuant to the laws of Bermuda (the “Company”), in connection with the Underwriting Agreement dated February [•], 2013 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule B thereto and the selling shareholders named in Schedule A-1 and A-2 thereto (the “Selling Shareholders”), under which you and such other Underwriters have severally agreed to purchase from the Selling Shareholders an aggregate of [•] common shares (the “Shares”), par value $0.01 per share, of the Company. [The Shares include [•] common shares, par value $0.01 per share, purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.]

We have also acted as (i) special counsel for Brian F. Maxted, W. Greg Dunlevy, Paul Dailly, William S. Hayes, Marvin M. Garrett (together, the “Management Individual Selling Shareholders”), and (ii) 2008 Carnegie, Ltd., a Texas limited partnership, MBG DaddyRabbit, L.P., a Texas limited partnership, and Alaminos, L.P., a Texas limited partnership (together, the “Management Entity Selling Shareholders”), in connection with the Underwriting Agreement, under which such parties are included as certain of the Selling Shareholders. The Management Individual Selling Shareholders and the Management Entity Selling Shareholders are together referred to herein as the “Management Selling Shareholders.”

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333- 182280) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated February 11, 2013 relating to the Shares, and the prospectus supplement dated February [•], 2013 relating to the Shares (the “Prospectus Supplement”). To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued. The registration statement became effective under the Act upon the filing of the registration statement with the Commission on June 22, 2012 pursuant to Rule 462(e).  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated June 22, 2012 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the

Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we are of the opinion that:

1.                                      The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

2.                                      Assuming that the Power of Attorney of each Management Entity Selling Shareholder has been duly authorized, executed and delivered by such Management Entity Selling Shareholder insofar as Texas law is concerned, the Underwriting Agreement has been duly executed and delivered either by or on behalf of each Management Selling Shareholder.

3.                                      The Custody Agreement and the Power of Attorney of each Management Individual Selling Shareholder has been duly executed and delivered by such Management Individual Selling Shareholder and, assuming that the Custody Agreement and the Power of Attorney of each Management Entity Selling Shareholder has been duly authorized, executed and delivered by such Management Entity Selling Shareholder insofar as Texas law is concerned, the Custody Agreement and the Power of Attorney of each Management Selling Shareholder is a valid and binding agreement of such Management Selling Shareholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the validity, binding effect or enforceability of the first paragraph of Section 2 of each such Power of Attorney and the sixth paragraph of each such Custody Agreement.

4.                                      The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, provided that we express no opinion as to federal or state securities laws, or (ii) any agreement that is specified in Annex A hereto.

5.                                      The execution and delivery by each Management Selling Shareholder of, and the performance by each Management Selling Shareholder of its obligations under, the Underwriting Agreement will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to individuals or limited partnerships, as applicable, in relation to transactions of the type contemplated by the Underwriting Agreement, provided that we express no opinion as to federal or state securities laws.

6.                                      No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

7.                                      No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to individuals or limited partnerships, as applicable, in relation to transactions of the type contemplated by the Underwriting Agreement is required for the execution, delivery and performance by each Management Selling Shareholder of its obligations under the Underwriting Agreement, except such as have been obtained and such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

8.                                      Upon payment for the Shares to be sold by each Management Selling Shareholder to each of the several Underwriters as provided in the Underwriting Agreement, the delivery of such Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to security accounts in the name of such Underwriter (assuming that neither DTC nor such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Shares or any security entitlement in respect thereof), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of such Shares and (C) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against such Underwriter; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, memorandum of association and bye-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC.

In rendering the opinions in paragraphs 2 and 3 above, we have assumed that each party to the Custody Agreement and the Power of Attorney of each Management Selling Shareholder (the “Documents”) has been duly incorporated, formed or organized, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, to the extent applicable. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of the Documents of each Management Selling Shareholder to which it is a party, (a) are, to the extent applicable, within its corporate or other powers, (b) do not contravene, or constitute a default under, to the extent applicable, the certificate of incorporation, bylaws, limited partnership agreement or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that with respect to each of sub-clauses (a), (b), (c) and (d) above we make no such assumption to the extent that we have specifically opined as to such matters with respect to each Management Selling Shareholder, and (ii) each Document is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of each Management Selling Shareholder).

In rendering our opinions in paragraphs 2, 3, 5, 7 and 8 above, we have assumed without independent verification that, in addition to the other assumptions identified in this opinion, at all relevant times, (i) each Management Individual Selling Shareholder is competent and has the legal capacity to sign the Documents of such Management Individual Selling Shareholder, and to engage in the transactions contemplated by the Documents of such Management Individual Selling Shareholder, and the Underwriting Agreement, (ii) each Management Individual Selling Shareholder is not the subject of any bankruptcy, receivership, reorganization or other insolvency proceeding, (iii) each Management Individual Selling Shareholder is the owner of record of the Shares being transferred by such Management Individual Selling Shareholder, under the same name as executed and shown on the Documents for that such Management Individual Selling Shareholder, and (iv) the genuineness of all signatures contained on the signature pages of the Documents of each Management Individual Selling Shareholder and that such signatures establish and verify the identity of the natural person or group of natural persons that executed such Documents.

The statements included in the Prospectus under the caption “Certain Tax Considerations—U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly and accurately summarize the matters referred to therein in all material respects.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement, the Custody Agreements, the Powers of Attorney, the Shares or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Underwriting Agreement, the Custody Agreements or the Powers of Attorney or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

February [•], 2013

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

as Representatives of the Several Underwriters named in

Schedule B to the Underwriting Agreement referred to below

c/o Citigroup Global Markets Inc.

388 Greenwich Street,

New York, N.Y. 10013

Ladies and Gentlemen:

We have acted as special counsel for Kosmos Energy Ltd., an exempted company incorporated pursuant to the laws of Bermuda (the “Company”), in connection with the Underwriting Agreement dated [•], 2013 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule B thereto and the selling shareholders named in Schedule A-1 and A-2 thereto (the “Selling Shareholders”) under which you and such other Underwriters have severally agreed to purchase from the Selling Shareholders an aggregate of [•] common shares (the “Shares”), par value $0.01 per share, of the Company. [The Shares include [•] common shares, par value $0.01 per share, purchased pursuant to the over-allotment option provided for by the Underwriting Agreement.]

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-182280) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated February 11, 2013 (the “Preliminary Prospectus Supplement”) relating to the Shares, and the prospectus supplement dated February [•], 2013 relating to the Shares (the “Prospectus Supplement”). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated June 22, 2012 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the information set forth in Schedule C to the Underwriting Agreement for the Shares, is hereinafter called the “Disclosure Package.”  The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting, oil and gas reserve data or quantitative information.  Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America.  As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the caption “Certain Tax Considerations—U.S. Federal Income Tax Considerations”).  However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel, with Bermuda law counsel for the Company, and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification.  We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)            the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)           nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:

(a)           on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)           at [•] [A.M./P.M.] New York City time on February [•], 2013, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)           the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial, accounting or oil and gas reserve data included in the Registration Statement, the Disclosure Package or the Prospectus.  In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

SCHEDULE G

FORM OF OPINION OF
CONYERS DILL & PEARMAN LIMITED

• 2013

Citigroup Global Markets Inc.	Matter No.: 344147
Credit Suisse Securities (USA) LLC	Doc Ref: Legal - 2596311
as Representatives of the several underwriters
named in the Schedule hereto (the “Underwriters”)	441-299-4993
c/o Citigroup Global Markets Inc.	jason.piney@conyersdill.com
388 Greenwich Street
New York, NY 10013
United States of America

Dear Sirs,

Kosmos Energy Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with an offering to be made pursuant to the prospectus (including the prospectus supplement, dated • 2013 in the form filed pursuant to Rule 424(b), the “Prospectus”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) included in a registration statement on Form S-3 (the “Registration Statement” which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission on 22 June 2012 under the U.S. Securities Act of 1933, as amended, relating to the sale by the selling shareholders identified in the Prospectus (the “Selling Shareholders”) of an aggregate of [•] common shares of the Company, par value US $0.01 each[, together with an additional [•] common shares of the Company, par value US $0.01 each, subject to an over-allotment option granted to the Underwriters by the Selling Shareholders] (the “Shares”).  This opinion is delivered pursuant to Section 7(d)(ii) of the Underwriting Agreement (as defined below).

For the purposes of giving this opinion, we have examined electronic copies of the following documents:

(i)                                   the Prospectus; and

(ii)                                an underwriting agreement dated • 2013 by and among the Company, the Selling Shareholders and the Underwriters (the “Underwriting Agreement”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on • 2013 (the “Constitutional Documents”), unanimous written resolutions of the board of directors of the Company (the “Board”) dated • 2013 (the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Underwriting Agreement, other than the Company, to enter into and perform its respective obligations under the Underwriting Agreement, (d) the due execution and delivery of the Underwriting Agreement by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby, (e) the accuracy and completeness of all factual representations made in the Prospectus and the Underwriting Agreement and other documents reviewed by us, (f) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Underwriting Agreement in accordance with its terms, (i) the validity and binding effect under the Foreign Laws of the irrevocable submission by the Company pursuant to the Underwriting Agreement to the non-exclusive jurisdiction of any Federal and state courts in the Borough of Manhattan in The City of New York (the “Foreign Courts”), (j) that none of the parties to the Underwriting Agreement carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses, (k) that at the time of and after entering into the Underwriting Agreement the Company is and will be able to pay its liabilities as they become due, (l) that at the time of the transfer of any Shares, the Company’s common shares will be listed on the New York Stock Exchange or another appointed stock exchange, as defined in the Companies Act 1981 of Bermuda (the “Companies Act”), and (m) that the consent to the issue and free transfer of the Shares given by the Bermuda Monetary Authority dated 24 February 2011 will not have been revoked or amended at the time of issuance or transfer of any Shares.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of Bermuda enforce.  It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Underwriting Agreement.  In particular, the obligations of the Company under the Underwriting Agreement (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We express no opinion as to the enforceability of any provision of the Underwriting Agreement which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                      The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any required filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                      The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, and the Company has the necessary corporate power to own, lease and operate its properties and assets and conduct its business as described under the caption “Prospectus Summary - Overview” and “Business” in the Prospectus.  The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda.

3.                                      The Company has taken all corporate action required to authorise its execution, delivery and performance of the Underwriting Agreement.  The Underwriting Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable in accordance with the terms thereof.

4.                                      No order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Underwriting Agreement, except such as have been duly obtained or filed in accordance with Bermuda law.

5.                                      It is not necessary or desirable to ensure the enforceability in Bermuda of the Underwriting Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that the Underwriting Agreement creates a charge over assets of the Company, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges , and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $574 will be payable in respect of the registration.

While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation).  As the Underwriting Agreement is governed by the Foreign Laws, the question of whether it creates such an interest in property would be determined under the Foreign Laws.

6.                                      The Underwriting Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of the Underwriting Agreement (other than as stated in paragraph 5 hereof).

7.                                      There is no income or other tax in Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Underwriting Agreement.

8.                                      The Underwriters will not be deemed to be resident, domiciled or carrying on business in Bermuda by reason only of the execution, performance and/or enforcement of the Underwriting Agreement by the Underwriters.

9.                                     Based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at approximately • a.m. on • 2013 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject.

10.                               The choice of the Foreign Laws as the governing law of the Underwriting Agreement is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The irrevocable submission in the Underwriting Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

11.                               The courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Underwriting Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

12.                               Based solely upon a review of the register of members of the Company • 2013, prepared by Computershare Trust Company, N.A., the branch registrar of the Company, the Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

13.                               The statements contained in the Prospectus under the captions “Risk Factors”, “Corporate Reorganization”, “Description of Share Capital” and “Certain Tax Considerations — Bermuda Tax Considerations” to the extent that they constitute statements of Bermuda law, are accurate in all material respects.

Yours faithfully,

Conyers Dill & Pearman Limited

Schedule

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

United States of America

SCHEDULE H

FORM OF OPINION OF
KOJO BENTSI-ENCHILL

[•], 2013

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

as Representatives of the several Underwriters named in
        Schedule A to the Underwriting Agreement referred to below
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

I have acted as special Ghanaian counsel for Kosmos Energy Ltd., an exempted company incorporated pursuant to the laws of Bermuda (the “Company”), in connection with the public offering of the Company’s common shares, par value $0.01 per share (the “Common Shares”), by certain selling shareholders (the “Selling Shareholders”) named in Schedule B to the Underwriting Agreement dated [•], 2013 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule A thereto, pursuant to which you and such other Underwriters have severally agreed to purchase from the Selling Shareholders an aggregate of [•] Common Shares (the “Shares”).

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

I have also reviewed the sections referred to in paragraph 5 below of the Company’s annual report on Form 10-K/A (File No. 001-35167) for the year ended December 31, 2011 (the “Form 10-K/A”).

Based upon the foregoing, I am of the opinion that:

1.             Kosmos Ghana.  Kosmos Energy Ghana HC (“Kosmos Ghana”) is duly registered as an external company in the Republic of Ghana (“Ghana”) and as such is duly authorized to conduct business in Ghana in accordance with the applicable laws of Ghana and with the Petroleum Agreements (as defined below).

2.             Petroleum Agreements. (a) Kosmos Ghana holds a legal and valid license, as created under the Petroleum Agreement (the “WCTP Petroleum Agreement”) in respect of West Cape Three Points Block Offshore Ghana (the “WCTP Block”) dated July 22, 2004 among Ghana National Petroleum Corporation (“GNPC”), Kosmos Ghana and the E.O. Group Limited, (“E.O. Group”) as amended, to its participating interests in the WCTP Block as specified in the WCTP Petroleum Agreement; and such license is enforceable according to its terms; and (b) Kosmos Ghana holds a legal and valid license, as created under the Petroleum Agreement (the “DT Petroleum Agreement,” and, together with the WCTP Petroleum Agreement, the “Petroleum Agreements”) in respect of Deepwater Tano Contract Area Offshore Ghana (the “DT Block”) dated March 10, 2006 among GNPC, Kosmos Ghana, Tullow Ghana Limited (“Tullow”) and Sabre Oil and Gas Limited (“Sabre”), as amended, to its participating interests in the DT Block as specified in the DT Petroleum Agreement; and such license is enforceable according to its terms.

3.             UUOA. Kosmos Ghana holds a legal and valid tract participation and unit interest in the Jubilee Field Unit created under the Unitization and Unit Operating Agreement (“UUOA”) covering the

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Jubilee Field Unit located offshore Ghana dated July 13, 2009, among GNPC, Tullow, Kosmos Ghana, Anadarko WCTP Company, Sabre and E.O. Group, setting forth the terms of the unitization.

4.             Settlement Agreement.  (a) The Settlement Agreement (the “Settlement Agreement”, which term includes Schedules 1-9 thereof) dated December 18, 2010 among Kosmos Ghana, the GNPC and The Government of Ghana has been duly authorized, executed and delivered by Kosmos Ghana, and is the legal, valid and binding agreement of Kosmos Ghana, and is enforceable against Kosmos Ghana in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability); and (b)the Settlement Agreement does not require parliamentary or any other Ghanaian government agency approvals and/or consents under Ghana law to be valid and enforceable.

5.             Absence of Further Requirements.  No consent, approval, license, authorization or order of, or filing with, any person (including GNPC, the Petroleum Commission or any other governmental agency or body or any court of the Republic of Ghana) is required to be obtained or made by the Company or its affiliates for (a) the consummation of the transactions contemplated by the Underwriting Agreement in connection with the offering and the sale of the Shares; or (b) the consummation of any future sales or transfers of Shares of the Company sold in the Offering; except in each case such as have already been obtained or made.

6.             Disclosure.  I have no reason to believe that the statements in the section entitled “Business—Other Regulation of the Oil and Gas Industry—Ghana” of the Form 10-K/A as of December 31, 2011 or as of the date hereof (the “Closing Date”), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

I am admitted to practice law under the laws of Ghana, and the foregoing opinion is limited to the laws of Ghana.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without my prior written consent.

Very truly yours,

Kojo Bentsi-Enchill
Snr. Partner & Head, Energy and Natural Resources
Bentsi-Enchill Letsa & Ankomah

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SCHEDULE I

FORM OF OPINION OF
JASON E. DOUGHTY, ESQ.

[•], 2013

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
as Representatives of the several Underwriters named in
Schedule B to the Underwriting Agreement referred to below
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Kosmos Energy Ltd., an exempted company incorporated pursuant to the laws of Bermuda (the “Company”). Pursuant to the Underwriting Agreement dated [•], 2013 (the “Underwriting Agreement”) the Company has entered with the Selling Shareholders named in Schedule A thereto (the “Selling Shareholders”), you and the other several Underwriters named in Schedule B thereto (the “Underwriters”), the Underwriters have severally agreed to purchase from the Selling Shareholders an aggregate of [•] common shares (the “Shares”), par value $0.01 per share.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

I have also reviewed the Company’s registration statement on Form S-3 (File No. 333-182280) filed with the Securities and Exchange Commission on June 6, 2012 (the “Registration Statement”) and the final prospectus supplement dated [•], 2013 relating to the Shares (the “Final Prospectus Supplement”), including in each case the documents filed under the Securities Exchange Act of 1934, as amended, incorporated by reference therein.

Based upon the foregoing, I am of the opinion that:

1.             To my knowledge, except as disclosed in the Registration Statement and the Final Prospectus Supplement, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party and which, if adversely decided, would have a material adverse effect on the Company or its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement.

2.             Except as disclosed in the Registration Statement and the Final Prospectus or waived on or prior to the date hereof, to the best of my knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights, and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(m) of the Underwriting Agreement.

I am a member of the Bar of the State of Texas, and the foregoing opinion is limited to the laws of the State of Texas and the federal laws of the United States of America.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement.  This opinion may not be relied upon by you for any other purpose or relied upon

I-1

by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without my prior written consent.

Very truly yours,

Jason E. Doughty, Esq.

I-2

SCHEDULE J-1

FORM OF OPINION OF
SIMPSON THACHER & BARTLETT LLP

February [•], 2013

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

and the other several
Underwriters named in Schedule B
to the Underwriting Agreement
referred to below

c/o Citigroup Global Markets Inc.
383 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

We have acted as U.S. counsel to Blackstone Capital Partners (Cayman) IV L.P., a Cayman Islands exempted limited partnership (‘‘BCP IV’’), Blackstone Capital Partners (Cayman) IV-A L.P., a Cayman Islands exempted limited partnership (“BCP IV-A”), Blackstone Family Investment Partnership (Cayman) IV-A L.P., a Cayman Islands exempted limited partnership (‘‘Family’’), Blackstone Participation Partnership (Cayman) IV L.P., a Cayman Islands exempted limited partnership (‘‘Participation’’) and Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P., a Cayman Islands exempted limited partnership (‘‘Family SMD’’, and together with BCP IV, BCP IV-A, Family and Participation, the ‘‘Blackstone Selling Shareholders’’), in connection with the purchase by you of an aggregate of [•] shares of Common Stock, par value $0.01 per share (the “Shares”) of Kosmos Energy Ltd., a Bermuda exempted company (the “Company”), from the Blackstone Selling Shareholders pursuant to the Underwriting Agreement dated February [•], 2013 among you, the Company, the Blackstone Selling Shareholders and the other selling shareholders named in Schedule A thereto (the “Underwriting Agreement”).

We have examined the Registration Statement on Form S-3 (File No. 333-182280) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”); the Company’s prospectus dated June 22, 2012, as supplemented by the prospectus supplement dated February [•], 2013, filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, which pursuant to Form S-3 incorporates by reference or is deemed to incorporate by reference the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, the Company’s Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, the Company’s Current Reports on Form 8-K and 8-K/A filed May 11, 2012, July 16, 2012, October 9, 2012, November 29, 2012, December 7, 2012, December 20, 2012, December 28, 2012 and January [•], 2013 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K or Form 8-K/A, unless expressly stated otherwise therein), each as filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the Company’s preliminary prospectus supplement dated February [•], 2013, filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; and the Underwriting Agreement.  We also have examined a specimen certificate representing the Common Stock of the Company.  In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the

J-1-1

Company, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that (i) each of the Blackstone Selling Shareholders is validly existing and in good standing under the law of the Cayman Islands, (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Blackstone Selling Shareholders (except that no such assumption is made to the extent set forth in our opinion in paragraph 2 below); (iii) the sale of Shares by the Blackstone Selling Shareholders and the compliance by the Blackstone Selling Shareholders with all of the provisions of the Underwriting Agreement does not constitute a breach or violation of, or require the consent to be obtained under, any agreement or instrument which is binding upon such Blackstone Selling Shareholder or its respective limited partnership agreement; and (iv) the sale of the Shares by the Blackstone Selling Shareholders and the compliance by the Blackstone Selling Shareholders with all of the provisions of the Underwriting Agreement will not violate the law of any jurisdiction (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States).

In addition, in connection with our opinion set forth in paragraph 1 below, we have assumed that (i) The Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”), and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, (ii) the Shares to be sold by the Blackstone Selling Shareholders are registered in the name of DTC or its nominee, (iii) DTC indicates by book entries on its books that security entitlements with respect to the Shares to be sold by the Blackstone Selling Shareholders have been credited to the Underwriters’ securities accounts and (iv) the Underwriters are purchasing the Shares to be sold by the Blackstone Selling Shareholders without notice of any adverse claim (within the meaning of the New York UCC).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             Upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Shares to be sold by the Blackstone Selling Shareholders and no action based on an adverse claim may be asserted against the Underwriters with respect to such Shares.

2.             The Underwriting Agreement has been duly executed and delivered by or on behalf of the Blackstone Selling Shareholders in accordance with the law of the State of New York.

3.             The sale of the Shares by the Blackstone Selling Shareholders and the compliance by the Blackstone Selling Shareholders with all of the provisions of the Underwriting Agreement will not violate any U.S. federal or New York State statute or any rule or regulation that has been issued pursuant to any U.S. federal or New York State statute or any order known to us issued pursuant to any U.S. federal or New York State statute by any court or governmental agency or body having jurisdiction over any Blackstone Selling Shareholders or any of its properties.

4.             No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York governmental agency or body or, to our knowledge, any federal or New York court is required for the sale of the Shares by the Blackstone Selling Shareholders and the compliance by the Blackstone Selling Shareholders with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

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We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.  We understand that with respect to all matters of Cayman Islands law relating to the Blackstone Selling Shareholders, you are relying on the opinion of Walkers, dated the date hereof.

This opinion letter is rendered to you in connection with the above-described transaction.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP

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SCHEDULE J-2

FORM OF OPINION OF
WALKERS

February [•], 2013

Citigroup Global Markets Inc.,
Credit Suisse Securities (USA) LLC,

as representatives of the several underwriters listed in Schedule B of the Underwriting Agreement

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Dear Sirs

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) IV-A L.P.

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in relation to the proposed sale of shares in the capital of Kosmos Energy Ltd. (“Kosmos”) by [•] (the “Partnership” and its holding of such shares the “Kosmos Shares”) pursuant to the Document (as defined in Schedule 1) being entered into by [•] (the “Company”) as Delaware general partner of the Partnership, a Cayman Islands Exempted Limited Partnership.  The limited partners from time to time of the Partnership are collectively referred to in this opinion as the “Limited Partners”.  References to the Partnership in this opinion shall be deemed to be references to the Company acting in its capacity as general partner of the Partnership, except where the context otherwise requires.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Document nor upon the commercial terms of the transactions contemplated by the Document.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.             The Partnership is an exempted limited partnership duly formed, registered and validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Exempted Limited Partnerships in the Cayman Islands.

2.             Based solely upon our review of the Partnership Records (as defined in Schedule 1) the Company is a general partner of the Partnership.

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3.             The Partnership has power and authority to authorise, own and dispose of property, including the Kosmos Shares, and conduct its business as provided in the Partnership Agreement (as defined in Schedule 1).

4.             Assuming the same to be so as a matter of the laws of the US State of Delaware and all other relevant laws (other than the laws of the Cayman Islands): the Document has been duly authorised and executed and when delivered by the Company as general partner of the Partnership will constitute the legal, valid and binding obligations of the Partnership enforceable in accordance with its terms.

5.             The execution, delivery and performance of the Document by the Company, on its own account or as general partner of the Partnership (as the case may be) and the consummation of the transactions contemplated thereby and the compliance by the Company and the Partnership with the terms and provisions thereof do not:

(a)           contravene any law, public rule or regulation of the Cayman Islands applicable to the Company or the Partnership which is currently in force; or

(b)           contravene the Partnership Agreement.

6.             Neither:

(a)           the execution, delivery or performance of the Document; nor

(b)           the consummation or performance of any of the transactions contemplated thereby by the Company or the Partnership,

requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Cayman Islands governmental or judicial authority or agency.

7.             The law (if any) chosen in the Document to govern its interpretation would be upheld as a valid choice of law in any action on that Document in the courts of the Cayman Islands (the “Courts” and each a “Court”).

8.             Save as set out in qualification 2 in Schedule 3, there are no stamp duties, income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed in connection with the enforcement or admissibility in evidence of the Document or on any payment to be made by the Company, the Partnership or any other person pursuant to the Document. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

9.             None of the parties to the Document is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Document.

10.          A judgment obtained in a foreign court (other than certain judgments of a superior court of any state of the Commonwealth of Australia) will be recognised and enforced in the Courts without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands (the “Grand Court”), where the judgment:

(a)           is final and conclusive;

(b)           is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules;

J-2-2

(c)           is either for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief (following Bandone Sdn Bhd v Sol Properties Inc. [2008] CILR 301); and

(d)           was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

11.          It is not necessary under the laws of the Cayman Islands:

(a)           in order to enable any party to the Document to enforce their rights under the Document; or

(b)           solely by reason of the execution, delivery and performance of the Document,

that any party to the Document should be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any other political subdivision thereof.

12.          To the extent that the Document contains a provision pursuant to which the Company agrees as a general partner of the Partnership to submit to the jurisdiction of the courts specified therein, assuming the same to be so as a matter of the laws of the US State of Delaware, the Company and/or the Partnership has executed an effective submission to the jurisdiction of such courts in such capacities.

13.          Neither the Partnership nor any of its assets are entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the Courts in proceedings against the Partnership in respect of any obligations under the Document, which obligations constitute private and commercial acts rather than governmental or public acts.

14.          Based solely upon our examination of the Register of Writs and other Originating Process of the Grand Court (the “Court Register”) on [Date] 2013 (the “Search Date”), we confirm that, as at 9.00 am on the Search Date (the “Search Time”), there are no actions, suits or proceedings pending against the Partnership before the Grand Court and no steps have been, or are being, taken compulsorily to dissolve the Partnership.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

WALKERS

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.             The Court Register kept at the Clerk of Court’s Office, George Town, Grand Cayman, as at the Search Time.

2.             A copy of a Certificate of Good Standing dated [Date] 2013 in respect of the Partnership issued by the Registrar of Exempted Limited Partnerships in the Cayman Islands (together the “Certificates of Good Standing”).

3.             A copy of the executed Amended and Restated Exempted Limited Partnership Agreement dated 3 November 2003 between [•] and the limited partners listed therein (the “Partnership Agreement”).

4.             The Certificate of Registration of the Partnership dated 18 July 2003 issued by the Registrar of Exempted Limited Partnerships and Section 9 Statement dated 18 July 2003 and Section 10  Statements dated 18 November 2003 and 19 December 2007, copies of which have been provided to us by its registered office in the Cayman Islands,(together the “Partnership Records”).

5.             A copy of the [Underwriting Agreement] dated [Date] (the “Document”).

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SCHEDULE 2

ASSUMPTIONS

1.             There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Document and, insofar as any obligation expressed to be incurred under the Document is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.             The Document is within the capacity, power, and legal right of, and has been or will be duly authorised, executed and delivered by, each of the parties thereto including the Company (but excluding the Partnership).

3.             The Document constitutes or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).

4.             The Company is a limited liability company duly incorporated, validly existing and is in good standing under the laws of the State of Delaware.

5.             The choice of the laws of the jurisdiction selected to govern the Document has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

6.             All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Document outside the Cayman Islands to ensure the legality, validity and enforceability of the Document have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

7.             All conditions precedent, if any, contained in the Document have been or will be satisfied or waived.

8.             The Company and the Partnership were each on the date of execution of the Document able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by the Document is made in good faith and for valuable consideration and at the time of each disposition of property by the Company and the Partnership pursuant to the Document the Company will be able to pay its debts and those of the Partnership as they become due from its own moneys or those of the Partnership, as the case may be.

9.             The originals of all documents examined in connection with this opinion are authentic.  The signatures, initials and seals on the Document are genuine and are those of a person or persons given power to execute the Document on behalf of the Company.  All documents purporting to be sealed have been so sealed.  All copies are complete and conform to their originals.  The Document conforms in every material respect to the latest draft of the same produced to us and, where provided in successive drafts, has been marked up to indicate all changes to Document.

10.          The Document was either executed as a single physical document (whether in counterpart or not) in full and final form or, where the Document was executed by or behalf of any company, body corporate or corporate entity, the relevant signature page was attached to the Document by, or on behalf of, the relevant person or otherwise with such person’s express or implied authority.

11.          The Partnership Agreement reviewed by us is the Partnership Agreement of the Partnership in force at the date hereof and each of the parties to the Partnership Agreement has duly executed and delivered the same.

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12.          The Partnership Records are complete and accurate and constitute a complete and accurate record of the business transacted by the Partnership and all matters required by law to be recorded therein are so recorded and the Partnership Records include complete copies of all matters required by law to be filed with the Registrar of Exempted Limited Partnerships.

13.          There are no records of the Partnership (other than the Partnership Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Document or which would affect any opinion given herein.

14.          None of the following shall have occurred:

(a)           an event of a type specified in the Partnership Agreement as requiring the Partnership to be wound up and dissolved;

(b)           the passing of a resolution of all the general partners of the Partnership and a two-thirds majority of partners, or as otherwise specified in the Partnership Agreement, requiring the Partnership to be wound up and dissolved;

(c)           the filing with the Registrar of Exempted Limited Partnerships of a notice of dissolution under section 15(3) of the Partnership Law; or

(d)           the service by the Company (or its legal representative) of a notice on all Limited Partners informing them of the commencement of liquidation or bankruptcy proceedings, or the withdrawal, removal or making of a winding up or dissolution order in relation to the last remaining general partner.

15.          The Document does not constitute a mortgage or charge for the purposes of all relevant laws other than the laws of the Cayman Islands.

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SCHEDULE 3

QUALIFICATIONS

1.             The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the Document are of a type which the Courts enforce.  This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

(a)           enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)           enforcement may be limited by general principles of equity and in particular the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)           claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)           where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)           a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)            to the extent that any provision of the Document is adjudicated to be penal in nature (including, without limitation, any provision for the forfeiture or transfer of all or any part of a limited partner’s partnership interest following such limited partner’s default), it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Document which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date, may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

(g)           to the extent that the performance of any obligation arising under the Document would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)           a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard;

(i)            the effectiveness of terms in the Document excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.             Cayman Islands stamp duty will be payable on any Document that is executed in or brought to the Cayman Islands, or produced before a Court.

3.             A certificate, determination, calculation or designation of any party to the Document as to any matter provided therein might be held by a Court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

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4.             If any provision of the Document is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Courts notwithstanding any express provisions in this regard.

5.             Every conveyance or transfer of property, or charge thereon, and every payment obligation and judicial proceeding, made, incurred, taken or suffered by a company at a time when that company was unable to pay its debts within the meaning of section 93 of the Companies Law (as amended), (the “Companies Law”), and made or granted in favour of a creditor with a view to giving that creditor a preference over the other creditors of the company, would be invalid pursuant to section 145(1) of the Companies Law, if made, incurred, taken or suffered within the six months preceding the commencement of a liquidation of the Company.  Such actions will be deemed to have been made with a view to giving such creditor a preference if it is a “related party” of the company.  A creditor shall be treated as a related party if it has the ability to control the company or exercise significant influence over the company in making financial and operating decisions.

6.             Any disposition of property made at an undervalue by or on behalf of a company and with an intent to defraud its creditors (which means an intention to wilfully defeat an obligation owed to a creditor), shall be voidable:

(a)           under section 146(2) of the Companies Law at the instance of the company’s official liquidator; and

(b)           under the Fraudulent Dispositions Law, at the instance of a creditor thereby prejudiced,

provided that in either case, no such action may be commenced more than six years after the date of the relevant disposition.

7.             Pursuant to the provisions of section 15(4) of the Partnership Law, sections 145(1) and 146 of the Companies Law apply to the winding-up and dissolution of exempted limited partnerships, and the references in the preceding two paragraphs to a company shall include an exempted limited partnership.

8.             If any business of a company or an exempted limited partnership has been carried on with intent to defraud creditors of the company or the exempted limited partnership (as the case may be) or creditors of any other person or for any fraudulent purpose, the Court may declare that any persons who were knowingly parties to the carrying on of the business of the company or the exempted limited partnership in such manner are liable to make such contributions, if any, to the company’s assets or the assets of the exempted limited partnership (as the case may be) as the Court thinks proper.

9.             We express no opinion upon the effectiveness of any clause of the Document providing that the terms of such Document may only be amended in writing.

10.          Notwithstanding any purported date of execution in the Document, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Document may provide that it has retrospective effect as between the parties thereto alone.

11.          The obligations of the Company and of the Partnership may be subject to restrictions pursuant to United Nations sanctions and/or measures adopted by the European Union Council for Common Foreign & Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

12.          Persons who are not party to the Document (other than persons acting pursuant to powers contained in a deed poll) under the laws of the Cayman Islands have no direct rights or obligations under the Document.

13.          Our opinions as to good standing are based solely upon receipt of the Certificates of Good Standing.  The term “good standing” as used herein means that the Company and the Partnership are not

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currently in breach of their respective obligations to file the annual return, and pay the annual filing fees, due for the current calendar year, and having regard to any grace periods permitted under the Companies Law or the Partnership Law (as appropriate).

14.          The Court Register may not reveal whether any out of court appointment of a liquidator or a receiver has occurred.  The Court Register may not constitute a complete record of the proceedings before the Grand Court as at the Search Time including for the following reasons:

(a)           it may not reveal whether any documents filed subsequently to an originating process by which new causes of action and/or new parties are or may be added (including amended pleadings, counterclaims and third party notices) have been filed with the Grand Court;

(b)           it may not be updated every day;

(c)           documents may have been removed from it, or may not have been placed on it, where an order has been made to that effect in a particular cause or matter; and

(d)           it may not reveal any orders made ex parte on an urgent basis where the originating process is issued subsequently pursuant to an undertaking given to the Court at the time the order is made.

15.          We express no opinion upon the references in the Partnership Agreement or the Document to any law or statute not being a Cayman Islands law or statute.

16.          Where a document provides for an exclusive or non-exclusive jurisdiction clause submitting (or permitting the submission) to the jurisdiction of the Courts, a Court may decline to accept jurisdiction in any matter where:

(a)           it determines that some other jurisdiction is a more appropriate or convenient forum;

(b)           another court of competent jurisdiction has made a determination in respect of the same matter; or

(c)           litigation is pending in respect of the same matter in another jurisdiction.

Proceedings may be stayed in the Cayman Islands if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction.

17.          Where a document provides for an exclusive jurisdiction clause submitting to a jurisdiction of a court other than the Courts, notwithstanding any provision of the document providing for the exclusive jurisdiction of a court other than the Courts, the Court may, if it is satisfied that it is just and equitable to allow such proceedings to continue in the Cayman Islands:

(a)           decline to stay proceedings issued in contravention of such provision; or

(b)           grant leave to serve proceedings out of the Cayman Islands.

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SCHEDULE J-3

FORM OF OPINION OF

VINSON & ELKINS LLP

February [      ], 2013

CITIGROUP GLOBAL MARKETS INC.

CREDIT SUISSE SECURITIES (USA) LLC,

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Re:  Kosmos Energy Ltd.

Ladies and Gentlemen:

This opinion is provided to you  pursuant to Section 7(e) of the Underwriting Agreement dated February [      ], 2013 (the “Underwriting Agreement”), among (i) Kosmos Energy Ltd., a Bermuda exempted company (the “Company”), (ii) the selling shareholders (the “Selling Shareholders”) named in Schedule A of the Underwriting Agreement and (iii) the several underwriters named in Schedule B of the Underwriting Agreement (the “Underwriters”), pursuant to which the Selling Shareholders have agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Selling Shareholders the Firm Securities in the amount and on the terms specified in or in accordance with the Underwriting Agreement.  Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Underwriting Agreement.

We have acted as counsel for Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership (“Warburg VIII”), Warburg Pincus International Partners, L.P., a Delaware limited partnership (“Warburg International”), WP-WPIP Investors L.P., a Delaware limited partnership (“WP-WPIP”), WP-WPVIII Investors, L.P., a Delaware limited partnership (“WP-WP” and, together with Warburg VIII, Warburg International and WP-WPIP, the “Warburg Delaware Selling Shareholders”), Warburg Pincus Netherlands Private Equity VIII I, C.V., a Dutch limited partnership (“Warburg Netherlands VIII”), Warburg Pincus Netherlands International Partners I C.V., a Dutch limited partnership (“Warburg Netherlands I” and, together with Warburg Netherlands VIII, the “Warburg Netherlands Selling Shareholders”) in connection with the proposed purchase by the Underwriters of the Firm Securities, comprised of [30],000,000 common shares of the Company, $0.01 par value per share (“Common Stock”) to be sold to the Underwriters by the Selling Shareholders. The Delaware Warburg Selling Shareholders and the Netherland Selling Shareholders are herein collectively called the “Warburg Selling Shareholders”.

At the request of the Warburg Selling Shareholders, we are rendering certain opinions to you with respect to the Warburg Selling Shareholders.  In rendering the opinions set forth below, we have reviewed the following documents: (i) the Certificate of Formation of Warburg VIII, as filed with the Secretary of State of Delaware on February 20, 2001 and certified as of a recent date, and the Amended and Restated Agreement of Limited Partnership of Warburg VIII, dated July 24, 2001; (ii) the Certificate of Formation of Warburg International, as filed with the Secretary of State of Delaware on [      ] and certified as of a recent date, and Agreement of Limited Partnership of Warburg International, dated [       ]; (iii) the Certificate of Formation of WP-WPIP, as filed with the Secretary of State of Delaware on [      ] and certified as of a recent date, and the Agreement of Limited Partnership of WP-WPIP, dated [      ]; (iv) the Certificate of Formation of WP-WP, as filed with the Secretary of State of Delaware on [      ] and certified as of a recent date, and the Agreement of Limited Partnership of WP-WP, dated [      ]; (v) the Underwriting

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Agreement; (vi) the Registration Statement, including the documents and agreements filed as exhibits thereto; (vii) the Final Prospectus; (viii) the General Disclosure Package; (ix) certificates of public officials, the Company’s transfer agent and representatives of the Warburg Selling Shareholders; (x) evidence satisfactory to us of the effectiveness of the Registration Statement; (xi) reports, dated as of recent dates, prepared by CT Corporation System purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware naming any of the Warburg Selling Shareholders as debtor; and (xii) statutes and such other certificates and documents as we have deemed relevant for the purposes of such opinions.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials, the Company’s transfer agent, and officers or other representatives of the Company and the Warburg Selling Shareholders and on the representations and warranties set forth in the Underwriting Agreement.

In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the due authorization, execution and delivery by the parties thereto of all documents and instruments examined by us (other than as to the Warburg Delaware Selling Shareholders, the Underwriting Agreement, as to which we opine below), the authenticity of all documents submitted to us as originals, and the conformity to an authentic original document of all documents submitted to us as copies.  We have also assumed, for purposes of this opinion letter, that the Underwriting Agreement is the valid and binding agreement of the parties thereto other than the Warburg Delaware Selling Shareholders and that the laws of any jurisdiction other than the jurisdictions that are the subject of this opinion do not affect the terms of the Underwriting Agreement.

Based on the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

(i)            Each of the Warburg Delaware Selling Shareholders is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

(ii)           Upon the payment for the Securities to be sold by each Warburg Selling Shareholder, the delivery of such Securities, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, the registration of such Securities in the name of Cede or such other nominee and the crediting by book entry of such Securities on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the New York UCC) of the Underwriters (assuming that neither DTC nor any Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Securities) (i) under Section 8-501 of the New York UCC, the Underwriters will acquire a “security entitlement” (within the meaning of Section  8-102(a)(17) of the New York UCC) in respect of such Securities and (ii) under the provisions of Section 8-502 of the New York UCC, no action based on an adverse claim to such Securities (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) may be asserted against the Underwriters with respect to such “security entitlement”.  In giving this opinion, we have assumed that when such payment, delivery and crediting occur, (A) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC and the State of New York is the “securities intermediary jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, and (C) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC.

(iii)          The Underwriting Agreement has been duly and validly authorized, executed and delivered by each of the Warburg Delaware Selling Shareholders.

(iv)          None of the execution, delivery and performance of the Underwriting Agreement by any of the Warburg Delaware Selling Shareholders constitutes or will constitute a violation of the organizational documents of such Warburg Delaware Selling Shareholder.  None of the execution, delivery and performance of the Underwriting Agreement by any of the Warburg Selling Shareholders (i) constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein, in each case to which such

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Warburg Selling Shareholder is a party or (ii) violates or will violate the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), the laws of the State of New York or Federal law, excluding in the case of clauses (i) and (ii) any such breaches, violations and defaults that would not reasonably be expected to have a material adverse effect on such Warburg Selling Shareholder or materially impair the ability of the Warburg Selling Shareholder to consummate the transactions provided for in the Underwriting Agreement; provided, however, that no opinion is expressed pursuant to this paragraph (iv) with respect to federal or state securities laws or other anti-fraud laws.

(v)           No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, New York law or Federal law is required in connection with the execution, delivery and performance of the Underwriting Agreement by any of the Warburg Selling Shareholders, or the consummation of the transactions contemplated by the Underwriting Agreement, except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which we express no opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Warburg Selling Shareholder or (iv) as disclosed in the General Disclosure Package and the Final Prospectus.

In rendering the opinions expressed in paragraph (i) above, as they relate to existence and good standing of the Warburg Delaware Selling Shareholders, we have relied solely upon certificates from the Secretary of State of the State of Delaware.

The foregoing opinions are limited to matters involving the federal laws of the United States of America, the laws of the State of New York and the Delaware LP Act.  In delivering the foregoing opinions, we note that the Warburg Netherlands Shareholders are both limited partnerships organized and existing under the laws of The Netherlands.  We express no opinion as to the laws of The Netherlands or the effect that any laws of The Netherlands may have on the opinions expressed herein.

This opinion letter is issued as of the date set forth above and we expressly disclaim any obligation to update this letter after the date thereof.

This letter is strictly limited to the opinions and statements expressly set forth herein and is not to be read as applying by implication or otherwise to any other matter.

This opinion letter is delivered to Underwriters for their benefit in connection with the proposed purchase by Underwriters of the Firm Securities as described above in this opinion letter and may not be furnished to or relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

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SCHEDULE J-4

FORM OF OPINION OF
JORDAN, HOUSER & FLOURNOY, LLP

February 14, 2013

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters
named in Schedule B to the Underwriting
Agreement referred to below

c/o	Citigroup Global Markets Inc.
388 Greenwich Street

New York, New York 10013

Re:	Alaminos, L.P., Common Shares of Kosmos Energy Ltd.

Ladies and Gentlemen:

We have acted as special counsel for Alaminos, L.P., a Texas limited partnership (the “Selling Shareholder”), in connection with the sale by the Selling Shareholder to the several underwriters named in Schedule B (collectively, the “Underwriters”) to the Underwriting Agreement (as defined below) of 41,620 common shares (the “Shares”), par value $0.01 per share, of Kosmos Energy Ltd., a exempted company incorporated pursuant to the laws of Bermuda (the “Company”), pursuant to the Underwriting Agreement, dated as of February 14, 2013 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholder, the other Selling Shareholders named in Schedule A-1 and Schedule A-2 thereto, and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, acting as representatives of the several Underwriters (the “Representatives”).  This letter is furnished to the Representatives with respect to the Selling Shareholder pursuant to Section 7(e) of the Underwriting Agreement.  In connection with the Underwriting Agreement, the Selling Shareholder delivered a Power of Attorney, dated February 14, 2013 (the “Power of Attorney”) to the Attorneys-in-Fact referred to therein and entered into a Custody Agreement, dated as of February 14, 2013 (the “Custody Agreement”), with Computershare Inc. (the “Custodian”).  Except as otherwise defined herein, terms used in this letter but not otherwise defined herein are used as defined in the Underwriting Agreement.

In connection with the opinions and views expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions and views.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Selling Shareholder had valid and unencumbered title to the Shares delivered by such Selling Shareholder on February 14, 2013 and has full right, power and authority to sell, assign, transfer and deliver the Shares delivered by such Selling Shareholder on the Closing Date; and the several Underwriters have acquired valid and unencumbered title to the Shares purchased by them from the Selling Shareholders on the Closing Date.

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2.                                      No consent, approval, authorization or order of, or filing with any Texas governmental agency or body or any Texas court is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney, the Custody Agreement, or the Underwriting Agreement in connection with the offering and sale of the Shares sold by the Selling Shareholder, except such as have been obtained and made under the Securities Act of 1933, as amended, and such as may be required under state securities laws.

3.                                      The execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any Texas statute, any rule, regulation or order of any Texas governmental agency or body or any Texas court having jurisdiction over the Selling Shareholder or any of its properties, or the Certificate of Formation or Agreement of Limited Partnership or analogous constituent documents of the Selling Shareholder.

4.                                      Each of the Power of Attorney, Custody Agreement and Underwriting Agreement have been duly authorized by all necessary partnership action of, and duly executed and delivered by, the Selling Shareholder.

The opinions and views set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of this opinion, we have not reviewed any court docket or documents other than the Underwriting Agreement, Power of Attorney, Custody Agreement and Certificate of Formation and Agreement of Limited Partnership of the Selling Shareholder.  In particular, we have not reviewed any document (other than the Underwriting Agreement, Power of Attorney, Custody Agreement and Certificate of Formation and Agreement of Limited Partnership of the Selling Shareholder) that is referred to in or incorporated by reference into any document reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the Underwriting Agreement, Power of Attorney, Custody Agreement Certificate of Formation and Agreement of Limited Partnership of the Selling Shareholder, the statements and information set forth therein, the qualifications set forth herein and the additional matters recited or assumed herein, all of which we have assumed, as to matters of fact not inconsistent with our knowledge, to be true, correct, complete and accurate in all material respects.

We have assumed, for purposes of the opinions and views expressed herein, (a) that all signatures on documents examined by us are genuine, (b) the legal capacity under all applicable laws and regulations, of all natural persons signing each of said documents as or on behalf of the parties thereto, (c) all documents submitted to us as originals are authentic, (d) that all documents submitted to us as copies conform with the originals of those documents, (e) that such documents, in the forms submitted to us for our review, have not been and will not be, on or before the date of this opinion, altered or amended in any respect material to our opinions as expressed herein, (f) except as expressly opined herein, that each of the Underwriting Agreement, Custody Agreement and Power of Attorney will be executed and delivered by the parties thereto substantially in the same form reviewed by us, (g) except as expressly opined herein, the due authorization, execution and delivery by the parties thereto of the Underwriting Agreement and Custody Agreement, and (h) that, to the extent the Underwriting Agreement or Custody Agreement purport to constitute agreements of parties other than the Selling Shareholder, such agreements constitute valid, binding and enforceable obligations of such other parties.

As to facts material to the opinions and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Shareholder and others, including the representations and warranties of the parties to the Underwriting Agreement, the Power of Attorney and the Custody Agreement.  We have not independently verified such matters.

Moreover, we note that as special counsel to the Selling Shareholder, our representation of the Selling Shareholder is necessarily limited to such specific and discrete matters referred to us from time to time by representatives of the Selling Shareholder.  Accordingly, we do not have and you should not infer from our

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representation of the Selling Shareholder in this particular instance that we have any knowledge of the Selling Shareholder’s affairs or transactions other than as expressly set forth in this opinion letter.

The opinions and views expressed herein are limited to the laws of the State of Texas, including the Texas Business Organizations Code, in each case as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinions and views expressed herein. Our opinions and views are limited to those expressly set forth herein, and we express no opinion or view by implication.

This letter is furnished by us to the Representatives solely for the benefit of the Underwriters and solely with respect to the purchase of the Shares from the Selling Shareholder by the Underwriters, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.  This opinion letter is limited to the matters expressly stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.  We undertake no, and hereby disclaim any, obligation or responsibility to update or supplement this opinion in response to subsequent changes in the law or other future events.

Very truly yours,

Jordan, Houser, & Flournoy, LLP

By Cynthia D. Hurley, Esq.

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SCHEDULE J-5

FORM OF OPINION OF
JORDAN, HOUSER & FLOURNOY, LLP

February 14, 2013

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters
named in Schedule B to the Underwriting
Agreement referred to below

c/o	Citigroup Global Markets Inc.
388 Greenwich Street

New York, New York 10013

Re:	MBG Daddyrabbit, L.P., Common Shares of Kosmos Energy Ltd.

Ladies and Gentlemen:

We have acted as special counsel for MBG Daddyrabbit, L.P., a Texas limited partnership (the “Selling Shareholder”), in connection with the sale by the Selling Shareholder to the several underwriters named in Schedule B (collectively, the “Underwriters”) to the Underwriting Agreement (as defined below) of 53,726 common shares (the “Shares”), par value $0.01 per share, of Kosmos Energy Ltd., a exempted company incorporated pursuant to the laws of Bermuda (the “Company”), pursuant to the Underwriting Agreement, dated as of February 14, 2013 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholder, the other Selling Shareholders named in Schedule A-1 and Schedule A-2 thereto, and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, acting as representatives of the several Underwriters (the “Representatives”).  This letter is furnished to the Representatives with respect to the Selling Shareholder pursuant to Section 7(e) of the Underwriting Agreement.  In connection with the Underwriting Agreement, the Selling Shareholder delivered a Power of Attorney, dated February 14, 2013 (the “Power of Attorney”) to the Attorneys-in-Fact referred to therein and entered into a Custody Agreement, dated as of February 14, 2013 (the “Custody Agreement”), with Computershare Inc. (the “Custodian”).  Except as otherwise defined herein, terms used in this letter but not otherwise defined herein are used as defined in the Underwriting Agreement.

In connection with the opinions and views expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions and views.  Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                                      The Selling Shareholder had valid and unencumbered title to the Shares delivered by such Selling Shareholder on February 14, 2013 and has full right, power and authority to sell, assign, transfer and deliver the Shares delivered by such Selling Shareholder on the Closing Date; and the several Underwriters have acquired valid and unencumbered title to the Shares purchased by them from the Selling Shareholders on the Closing Date.

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2.                                      No consent, approval, authorization or order of, or filing with any Texas governmental agency or body or any Texas court is required to be obtained or made by the Selling Shareholder for the consummation of the transactions contemplated by the Power of Attorney, the Custody Agreement, or the Underwriting Agreement in connection with the offering and sale of the Shares sold by the Selling Shareholder, except such as have been obtained and made under the Securities Act of 1933, as amended, and such as may be required under state securities laws.

3.                                      The execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any Texas statute, any rule, regulation or order of any Texas governmental agency or body or any Texas court having jurisdiction over the Selling Shareholder or any of its properties, or the Certificate of Formation or Agreement of Limited Partnership or analogous constituent documents of the Selling Shareholder.

4.                                      Each of the Power of Attorney, Custody Agreement and Underwriting Agreement have been duly authorized by all necessary partnership action of, and duly executed and delivered by, the Selling Shareholder.

The opinions and views set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of this opinion, we have not reviewed any court docket or documents other than the Underwriting Agreement, Power of Attorney, Custody Agreement and Certificate of Formation and Agreement of Limited Partnership of the Selling Shareholder.  In particular, we have not reviewed any document (other than the Underwriting Agreement, Power of Attorney, Custody Agreement and Certificate of Formation and Agreement of Limited Partnership of the Selling Shareholder) that is referred to in or incorporated by reference into any document reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the Underwriting Agreement, Power of Attorney, Custody Agreement, Certificate of Formation and Agreement of Limited Partnership of the Selling Shareholder, the statements and information set forth therein, the qualifications set forth herein and the additional matters recited or assumed herein, all of which we have assumed, as to matters of fact not inconsistent with our knowledge, to be true, correct, complete and accurate in all material respects.

We have assumed, for purposes of the opinions and views expressed herein, (a) that all signatures on documents examined by us are genuine, (b) the legal capacity under all applicable laws and regulations, of all natural persons signing each of said documents as or on behalf of the parties thereto, (c) all documents submitted to us as originals are authentic, (d) that all documents submitted to us as copies conform with the originals of those documents, (e) that such documents, in the forms submitted to us for our review, have not been and will not be, on or before the date of this opinion, altered or amended in any respect material to our opinions as expressed herein, (f) except as expressly opined herein, that each of the Underwriting Agreement, Custody Agreement and Power of Attorney will be executed and delivered by the parties thereto substantially in the same form reviewed by us, (g) except as expressly opined herein, the due authorization, execution and delivery by the parties thereto of the Underwriting Agreement and Custody Agreement, and (h) that, to the extent the Underwriting Agreement or Custody Agreement purport to constitute agreements of parties other than the Selling Shareholder, such agreements constitute valid, binding and enforceable obligations of such other parties.

As to facts material to the opinions and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Shareholder and others, including the representations and warranties of the parties to the Underwriting Agreement, the Power of Attorney and the Custody Agreement.  We have not independently verified such matters.

Moreover, we note that as special counsel to the Selling Shareholder, our representation of the Selling Shareholder is necessarily limited to such specific and discrete matters referred to us from time to time by representatives of the Selling Shareholder.  Accordingly, we do not have and you should not infer from our

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representation of the Selling Shareholder in this particular instance that we have any knowledge of the Selling Shareholder’s affairs or transactions other than as expressly set forth in this opinion letter.

The opinions and views expressed herein are limited to the laws of the State of Texas, including the Texas Business Organizations Code, in each case as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinions and views expressed herein. Our opinions and views are limited to those expressly set forth herein, and we express no opinion or view by implication.

This letter is furnished by us to the Representatives solely for the benefit of the Underwriters and solely with respect to the purchase of the Shares from the Selling Shareholder by the Underwriters, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.  This opinion letter is limited to the matters expressly stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.  We undertake no, and hereby disclaim any, obligation or responsibility to update or supplement this opinion in response to subsequent changes in the law or other future events.

Very truly yours,

Jordan, Houser, & Flournoy, LLP

By Cynthia D. Hurley, Esq.

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SCHEDULE J-6

FORM OF OPINION OF

THOMPSON & KNIGHT LLP

THOMPSON & KNIGHT LLP

AUSTIN
ATTORNEYS AND COUNSELORS	DALLAS
ONE ARTS PLAZA	DETROIT
1722 ROUTH STREET • SUITE 1500	FORT WORTH
DALLAS, TEXAS 75201-2533	HOUSTON
(214) 969-1700	LOS ANGELES
FAX (214) 969-1751	NEW YORK
www.tklaw.com
ALGIERS
February , 2013	LONDON
MONTERREY
PARIS

Citigroup Global Markets, Inc.

Credit Suisse Securities (USA LLC)

as representatives of the

Underwriters (as defined below)

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as special counsel for 2008 Carnegie, Ltd., a Texas limited partnership (the “Selling Shareholder”), in connection with the transactions contemplated by the Underwriting Agreement, dated as of February       , 2013 (the “Underwriting Agreement”), among Kosmos Energy Ltd., a Bermuda exempted company (the “Company”), the Selling Shareholder, the other selling shareholders named in Schedule A-1 and Schedule A-2 thereto and you, as representatives of the underwriters listed in Schedule B thereto (the “Underwriters”), relating to the sale by the Selling Shareholder of [•] common shares of the Company, par value $0.01 per share (the “Selling Shareholder Shares”).  This opinion letter is furnished to you solely for purposes of complying with the requirements of Section 7(e) of the Underwriting Agreement.   In connection with the Underwriting Agreement, the Selling Shareholder has delivered an Irrevocable Power of Attorney, dated February [•], 2013 (the “Power of Attorney”), to the attorneys-in-fact referred to therein and entered into the Custody Agreement, dated as of February [•], 2013 (the “Custody Agreement”), with Computershare Inc.

In connection with this opinion letter, we have examined original counterparts or copies of the Underwriting Agreement, the Power of Attorney and the Custody Agreement (the “Transaction Documents”).  We have also examined originals or copies of such other records of the Selling Shareholder, certificates of public officials and of officers of the Selling Shareholder and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i)            The genuineness of all signatures.

(ii)           The authenticity of the originals of the documents submitted to us.

(iii)          The conformity to authentic originals of any documents submitted to us as copies.

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(iv)          As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Transaction Documents and representations and statements made in certificates of public officials and officers or other representatives of the Selling Shareholder.

We have not independently established the validity of the foregoing assumptions.

As used herein, “Applicable Laws” means the laws, rules and regulations of the State of  Texas that in our experience are normally applicable to the Selling Shareholder, the Transaction Documents or transactions of the type contemplated by the Transaction Documents.  However, the term “Applicable Laws” does not include:

(i)            Any state laws, rules or regulations relating to:  (A) pollution or protection of the environment; (B) zoning, land use, building or construction; (C) occupational safety and health or other similar matters; (D) labor or employee rights and benefits; (E) the regulation of utilities; (F) antitrust and trade regulation; (G) tax; (H) securities, including without limitation state securities laws, rules or regulations; (I) corrupt practices; and (J) copyrights, patents, service marks and trademarks.

(ii)           Any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.

(iii)          Any laws, rules or regulations that are applicable to the Selling Shareholder, the Transaction Documents or such transactions solely because such laws, rules or regulations are part of a regulatory regime applicable to any party to any of the Transaction Documents or any of its affiliates because of the specific assets or business of such party or such affiliate.

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1.             The execution and delivery by the Selling Shareholder of the Transaction Documents do not, and the performance by it of its obligations thereunder will not, violate its certificate of formation or limited partnership agreement or result in a violation by it of any Applicable Laws.

2.             No authorization, approval or other action by, and no notice to or filing with, any Texas governmental authority or regulatory body is required under Applicable Laws for the due execution, delivery or performance by the Selling Shareholder of the Transaction Documents.

3.             The Transaction Documents have been duly authorized by all necessary limited partnership action of, and duly executed and delivered by, the Selling Shareholder, insofar as Applicable Laws are applicable to such execution and delivery.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)      Our opinions are limited to Applicable Laws, and we do not express any opinion herein concerning any other laws.  Without derogating from the limitation on the scope of our opinion in this qualification (a), we note that we express no opinion with respect to the blue-sky laws of any jurisdiction in the United States or the Securities Act of 1933, as amended.

This opinion letter is rendered to you in connection with the transactions contemplated by the Underwriting Agreement.  Without our prior written consent, this opinion letter may not be relied upon by any person other than you and the other Underwriters or by you or the other Underwriters for any other purpose.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the

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requirements of the Underwriting Agreement, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.  We note that we only represent the Selling Shareholder and its affiliates with respect to specific transactions, including the transactions contemplated by the Underwriting Agreement, and we are not general outside counsel for the Selling Shareholder and its affiliates.

Respectfully submitted,

518510 000001 6105293.5

WPW/est
RHS

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